                                                                    EXHIBIT 23.2

LETTERHEAD OF THACHER PROFFITT & WOOD



                       CONSENT OF THACHER PROFFITT & WOOD


        We hereby consent to the reference to our firm under the heading "Legal Matters" in the prospectus which is a part of (i) the Registration Statement on Form S-1 of Home Bancorp of Elgin, Inc., filed with the Securities and Exchange Commission and (ii) the Application for Conversion on Form AC of Home Federal Savings and Loan Association of Elgin filed with the Office of Thrift Supervision.


                               Very truly yours,

                               /s/  Thacher Proffitt & Wood

                               Thacher Proffitt & Wood



June 13, 1996